Exhibit 99.1

NEXGEN STORAGE, INC.

Financial Statements

and

Independent Auditors’ Report

December 31, 2012 and 2011

NEXGEN STORAGE, INC.

INDEPENDENT AUDITORS’ REPORT

Board of Directors and Stockholders

NexGen Storage, Inc.

Louisville, Colorado

We have audited the accompanying financial statements of NexGen Storage, Inc. (the “Company”), which comprise the balance sheets as of December 31, 2012 and 2011, and the related statements of operations, changes in stockholders’ equity, and cash flows for the years then ended, and the related notes to the financial statements.

MANAGEMENT’S RESPONSIBILITY FOR THE FINANCIAL STATEMENTS

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

AUDITORS’ RESPONSIBILITY

Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditors’ judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditors consider internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

Board of Directors and Stockholders

NexGen Storage, Inc.

Page Two

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

OPINION

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of NexGen Storage, Inc. as of December 31, 2012 and 2011, and the results of its operations and its cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

EMPHASIS OF OTHER MATTERS

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has suffered recurring losses from operations and has an accumulated deficit that raises substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ EKS&H LLLP

February 1, 2013

Boulder, Colorado

NEXGEN STORAGE, INC.

Balance Sheets

	December 31,
	2012	2011
Assets
Current assets
Cash and cash equivalents	$2,553,999	$9,202,056
Restricted cash	288,391	50,000
Accounts receivable	627,751	79,167
Inventory	850,308	355,767
Other current assets	151,227	15,529

Total current assets	4,471,676	9,702,519

Non-current assets
Property and equipment, net	1,735,564	222,825
Other long-term assets	145,975	74,644

Total non-current assets	1,881,539	297,469

Total assets	$6,353,215	$9,999,988

Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$450,686	$62,686
Accrued liabilities	862,674	174,885
Deferred revenue, current portion	77,205	6,924
Long-term debt, current portion	976,519	—

Total current liabilities	2,367,084	244,495

Non-current liabilities
Derivative warrant liability	25,000	16,071
Deferred revenue, net of current portion	91,888	—
Deferred rent	171,178	—
Long-term debt, net of current portion	2,509,659	—

Total non-current liabilities	2,797,725	16,071

Total liabilities	5,164,809	260,566

Commitments and contingencies

Stockholders’ equity
Series A convertible redeemable preferred stock, $0.001 par value, 2,349,441 shares authorized, 2,323,432 shares issued and outstanding; liquidation preference of $2,010,001	1,987,887	1,982,115
Series B convertible redeemable preferred stock, $0.001 par value, 7,149,544 shares authorized, issued, and outstanding; liquidation preference of $10,000,067	9,938,069	9,946,521
Common stock, $0.001 par value, 17,200,000 shares authorized, 5,006,562 (2012) and 5,000,000 (2011) shares issued and outstanding	5,007	5,000
Additional paid-in capital	113,701	29,093
Accumulated deficit	(10,856,258)	(2,223,307)

Total stockholders’ equity	1,188,406	9,739,422

Total liabilities and stockholders’ equity	$6,353,215	$9,999,988

See notes to financial statements.

NEXGEN STORAGE, INC.

Statements of Operations

	For the Years Ended December 31,
	2012	2011
Sales	$1,261,931	$72,050

Expenses
Direct costs of sales	790,050	62,495
Selling and marketing	4,182,206	694,028
Research and development	2,667,399	961,929
General and administrative	2,214,514	542,247

Total expenses	9,854,169	2,260,699

Loss from operations	(8,592,238)	(2,188,649)

Other (expense) income
Interest expense	(29,504)	(3,061)
Interest income	8,611	3,632

Total other (expense) income	(20,893)	571

Net loss	$(8,613,131)	$(2,188,078)

See notes to financial statements.

NEXGEN STORAGE, INC.

Statement of Changes in Stockholders’ Equity

For the Years Ended December 31, 2012 and 2011

	Convertible Redeemable Preferred Stock						Additional		Total
	Series A		Series B		Common Stock		Paid-In	Accumulated	Stockholders’
	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Deficit	Equity
Balance - December 31, 2010	1,502,717	$1,278,978	—	$—	5,000,000	$5,000	$10,000	$(27,502)	$1,266,476
Issuance of Series A preferred stock, net of stock issuance costs	820,715	697,256	—	—	—	—	—	—	697,256
Issuance of Series B preferred stock, net of stock issuance costs	—	—	7,149,544	9,944,675	—	—	—	—	9,944,675
Accretion of Series A and Series B preferred stock issuance costs	—	5,881	—	1,846	—	—	—	(7,727)	—
Stock-based compensation	—	—	—	—	—	—	19,093	—	19,093
Net loss	—	—	—	—	—	—	—	(2,188,078)	(2,188,078)

Balance - December 31, 2011	2,323,432	1,982,115	7,149,544	9,946,521	5,000,000	5,000	29,093	(2,223,307)	9,739,422
Series B issuance costs	—	—	—	(22,500)	—	—	—	—	(22,500)
Accretion of Series A and Series B preferred stock issuance costs	—	5,772	—	14,048	—	—	—	(19,820)	—
Stock option exercises	—	—	—	—	6,562	7	1,240	—	1,247
Warrants issued for long-term debt	—	—	—	—	—	—	6,948	—	6,948
Stock-based compensation	—	—	—	—	—	—	76,420	—	76,420
Net loss	—	—	—	—	—	—	—	(8,613,131)	(8,613,131)

Balance - December 31, 2012	2,323,432	$1,987,887	7,149,544	$9,938,069	5,006,562	$5,007	$113,701	$(10,856,258)	$1,188,406

See notes to financial statements.

NEXGEN STORAGE, INC.

Statements of Cash Flows

	For the Years Ended December 31,
	2012	2011
Cash flows from operating activities
Net loss	$(8,613,131)	$(2,188,078)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation	384,931	54,303
Stock-based compensation	76,420	19,093
Amortization of debt issuance costs	6,136	3,061
Change in fair value of derivative warrant liability	8,929	—
Changes in assets and liabilities
Accounts receivable	(548,584)	(79,167)
Inventory	(796,016)	(355,767)
Other current assets	(148,708)	(2,519)
Other long-term assets	4,078	(4,078)
Accounts payable	388,000	17,931
Accrued liabilities	687,789	174,885
Deferred revenue	162,169	6,924
Deferred rent	171,178	—

Net cash used in operating activities	(8,216,809)	(2,353,412)

Cash flows from investing activities
Restricted cash	(238,391)	(50,000)
Purchases of property and equipment	(1,596,195)	(277,128)
Patents in process	(75,409)	(65,566)

Net cash used in investing activities	(1,909,995)	(392,694)

Cash flows from financing activities
Proceeds from the issuance of preferred stock	—	10,710,068
Long-term debt borrowings	3,500,000	—
Proceeds from the exercise of stock options	1,247	—
Preferred stock issuance costs	(22,500)	(68,137)

Net cash provided by financing activities	3,478,747	10,641,931

Net (decrease) increase in cash and cash equivalents	(6,648,057)	7,895,825
Cash and cash equivalents - beginning of year	9,202,056	1,306,231

Cash and cash equivalents - end of year	$2,553,999	$9,202,056

Supplemental disclosure of cash flow information:

Cash paid for interest for the years ended December 31, 2012 and 2011 was $14,439 and $0, respectively.

Supplemental disclosure of non-cash activity:

During the years ended December 31, 2012 and 2011, accretion of preferred stock issuance costs was recorded in the amount of $19,820 and $7,727, respectively.

During the years ended December 31, 2012 and 2011, the Company recorded debt issuance costs of $6,948 and $16,071, respectively, for the issuance of warrants associated with long-term borrowings. These costs were included in other assets as of December 31, 2011 as there was no balance on the associated loan as of that date. In 2012, these costs were reclassified and netted with the associated long-term debt balance.

During the year ended December 31, 2012, the Company transferred $301,475 of inventory to fixed assets.

See notes to financial statements.

NEXGEN STORAGE, INC.

Notes to Financial Statements

Note 1 - Description of Business and Summary of Significant Accounting Policies

NexGen Storage, Inc. (the “Company”) was formed as a Delaware corporation in September 2010. The Company has combined a powerful new storage architecture with the latest technology to deliver a storage system that overcomes the long-standing drawback of performance uncertainty associated with shared storage and the high operational cost of disk sprawl.

The Company was in the development stage through December 31, 2011. The year 2012 is the first year during which the Company is considered an operating company and is no longer subject to development stage financial statement presentation guidance.

Cash and Cash Equivalents

The Company considers all highly liquid instruments purchased with an original maturity of three months or less to be cash equivalents. The Company continually monitors its positions with, and the credit quality of, the financial institutions with which it invests. As of the balance sheet date, and periodically throughout the year, the Company’s cash accounts exceeded federally insured limits.

The Company invests in short-term certificates of deposit (“CDs”) through the Certificate of Deposit Account Registry Services. Under this program, the CDs are spread among several banks in amounts under the FDIC limits. As a result, all amounts in this program are federally insured. As of December 31, 2011, the Company had $9,000,000 invested in this program, which is included in cash and cash equivalents on the accompanying balance sheet. The Company had no amounts invested in this program at December 31, 2012.

Restricted Cash

As of December 31, 2012, the Company had $238,321 of cash that was restricted to support an outstanding letter of credit (Note 7) and $50,000 at December 31, 2012 and 2011 that serves as collateral for a credit card account.

Accounts Receivable and Concentrations of Credit Risk

At the time the accounts receivable are originated, the Company considers a reserve for doubtful accounts based on the creditworthiness of the customer. The provision for uncollectible amounts is continually reviewed and adjusted to maintain the allowance at a level considered adequate to cover future losses. The allowance is management’s best estimate of uncollectible amounts and is determined based on historical performance that is tracked by the Company on an ongoing basis. The losses ultimately incurred could differ materially in the near term from the amounts estimated in determining the allowance. At December 31, 2012 and 2011, the Company deemed all accounts receivable collectible; therefore, there is no allowance for doubtful accounts recorded on the accompanying balance sheets.

As of and for the year ended December 31, 2012, one customer accounted for 86% of total accounts receivable and 88% of total revenues. As of and for the year ended December 31, 2011, one customer accounted for 100% of accounts receivable and total revenues.

NEXGEN STORAGE, INC.

Notes to Financial Statements

Note 1 - Description of Business and Summary of Significant Accounting Policies (continued)

Inventory

Inventory consists of component parts, finished goods, and evaluation units and is stated at the lower of cost or market, determined using the weighted average cost method. Evaluation units are in the physical possession of potential customers for beta testing.

Intangible Assets

Intangible assets are recorded at cost and are amortized on the straight-line basis over their contractual or estimated useful lives. Intangible assets consist of intellectual property and patents in process.

Costs associated with establishing patents are capitalized as incurred. If at any time events indicate that the Company is going to be unsuccessful in obtaining a patent, amounts previously capitalized will be expensed. Upon obtaining a patent, the associated capitalized costs will be amortized over the lesser of the estimated useful life or the contractual life. As of December 31, 2012 and 2011, all patents are pending approval; therefore, no amortization has been recorded.

Property and Equipment

Property and equipment are stated at cost. Depreciation is provided utilizing the straight-line method over the estimated useful lives for owned assets, ranging from three to five years, and the lesser of the estimated useful life or lease terms for leasehold improvements.

Long-Lived Assets

The Company reviews its long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of the asset may not be recovered. The Company looks primarily to the undiscounted future cash flows in its assessment of whether or not long-lived assets have been impaired. No impairment expense was recognized in the years ended December 31, 2012 and 2011.

Deferred Rent

The Company leases office space under non-cancelable, long-term operating leases, which include scheduled increases in minimum rents and renewal provisions at the option of the Company. The expense associated with leases that have rent holidays and escalating payment terms is recognized on a straight-line basis over the lease term. Tenant improvement allowances received from a lessor are recorded as a deferred rent liability and recognized evenly as a reduction to rent expense over the remaining lease term.

NEXGEN STORAGE, INC.

Notes to Financial Statements

Note 1 - Description of Business and Summary of Significant Accounting Policies (continued)

Derivative Warrant Liability

Freestanding financial instruments that permit the holder to acquire shares that are either puttable by the holder or redeemable are required to be reported as liabilities in the financial statements. The issuer must present such liabilities on the balance sheet at their estimated fair values. Changes in fair value of the liability are calculated each reporting period and any change in value is recognized in earnings. The Company has determined that certain warrants issued to lenders, which are exercisable for shares of the Company’s convertible redeemable preferred stock, shall be classified as liabilities.

Fair Value Accounting

The fair value of a financial instrument is the amount that would be received if the Company were to sell an asset or pay to transfer a liability in an orderly transaction between market participants at the measurement date (exit price). The Company maximizes the use of observable inputs and minimizes the use of unobservable inputs when measuring fair value. A financial instrument’s categorization within the valuation hierarchy is based upon the lowest level of input that is significant to the fair value measurement.

Level 1:	Quoted prices in active markets for identical assets or liabilities;

Level 2:	Quoted prices in active markets for similar assets and liabilities and inputs that are observable for the asset or liability; or

Level 3:	Unobservable inputs in which there is little or no market data, which requires the reporting entity to develop its own assumptions.

The determination of where assets and liabilities fall within this hierarchy is based upon the lowest level of input that is significant to the fair value measurement.

The derivative warrant liability of $25,000 and $16,071 as of December 31, 2012 and 2011, respectively, is a Level 3 liability within the fair value hierarchy. The derivative warrant liability is valued using the Black-Scholes option pricing model.

Stock-Based Compensation

The Company accounts for stock-based compensation arrangements for employees and non-employees. The Company records compensation expense for employee services received in exchange for share-based awards based on the grant-date fair value of the shares awarded and recognizes the expense over the vesting periods of such awards, net of estimated forfeitures. The Company records compensation expense for share-based awards to non-employees based on the fair value at the grant date and recognizes the expense over the related service period.

NEXGEN STORAGE, INC.

Notes to Financial Statements

Note 1 - Description of Business and Summary of Significant Accounting Policies (continued)

Revenue Recognition

Revenues are recognized when the following criteria have been met: persuasive evidence of an arrangement exists, the fees are fixed or determinable, collection of the fees is probable, and delivery or performance of the service has occurred. Amounts billed in excess of revenue recognized are included in deferred revenue.

The Company’s product is a storage system that consists of hardware and software that function together to deliver the system’s essential functionality. The Company only sells the system as a complete package and does not sell the hardware and software separately. With each storage system, the Company also sells a one-, three-, or five-year support contract that provides remote technical help and support, parts replacement beyond the standard warranty period, and software updates and upgrades. The Company has determined that its storage systems and service contracts have value to a customer on a standalone basis; therefore, revenue from each item should be recognized separately. The Company establishes the relative selling price of each deliverable based on estimated selling price. The Company recognizes revenue from its storage systems upon shipment and recognizes revenue from support contracts ratably over the support period.

Advertising Costs

The Company expenses advertising costs as incurred.

Research and Development Costs

Expenditures made for research and development are charged to expense as incurred.

Income Taxes

The Company recognizes deferred tax liabilities and assets based on the differences between the tax basis of assets and liabilities and their reported amounts in the financial statements that will result in taxable or deductible amounts in future years. The Company establishes a valuation allowance for all deferred tax assets for which there is uncertainty regarding realization.

The Company accounts for any uncertainty in income taxes by recognizing the tax benefit from uncertain tax positions only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position. The application of income tax law is inherently complex. Laws and regulations in this area are voluminous and often ambiguous. As such, the Company is required to make many subjective assumptions and judgments surrounding income tax exposures. Interpretations of and guidance surrounding income tax law and regulations change over time and may result in changes to its subjective assumptions and judgments, which can materially affect amounts recognized in its balance sheets and statements of operations.

NEXGEN STORAGE, INC.

Notes to Financial Statements

Note 1 - Description of Business and Summary of Significant Accounting Policies (continued)

Income Taxes (continued)

Interest and penalties associated with tax positions are recorded in the period assessed as general and administrative expenses. No interest or penalties have been assessed as of December 31, 2012. Tax years that remain subject to examination include 2010 through the current period for federal and state and are limited to major jurisdictions only.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Note 2 - Going Concern

The accompanying financial statements are presented assuming that the Company will continue as a going concern. To date, the Company has funded its activities primarily through private equity placement offerings and debt financing. For the years ended December 31, 2012 and 2011, the Company incurred net losses of approximately $8,600,000 and $2,200,000, respectively. As of December 31, 2012, the Company has an accumulated deficit of approximately $10,800,000 and has cash and cash equivalents of approximately $2,800,000.

Management expects to obtain additional funding through private equity placement offerings and debt financing until such time as it achieves positive cash flows from operations. Management believes that additional private equity offerings will provide the Company with adequate funding through December 31, 2013. However, there can be no assurance that the Company will achieve or sustain profitability or positive cash flows from its operations or obtain future equity or debt financing.

Because of these factors, there is substantial doubt about the Company’s ability to continue as a going concern. The accompanying financial statements do not include any adjustments that may result if the Company is unable to continue as a going concern.

NEXGEN STORAGE, INC.

Notes to Financial Statements

Note 3 - Balance Sheet Disclosures

Inventory is summarized as follows:

	December 31,
	2012	2011
Component parts	$222,291	$42,425
Finished goods	285,691	85,457
Evaluation units	342,326	227,885

	$850,308	$355,767

Property and equipment consist of the following:

	December 31,
	2012	2011
Computer equipment	$887,082	$89,288
Development hardware	847,639	186,644
Leasehold improvements	317,161	—
Office furniture	120,462	1,196

	2,172,344	277,128
Less accumulated depreciation	(436,780)	(54,303)

	$1,735,564	$222,825

Accrued liabilities consist of the following:

	December 31,
	2012	2011
Accrued bonuses	$411,828	$—
Accrued commissions	161,195	70,000
Accrued employee benefits	205,586	59,714
Other accruals	84,065	45,171

	$862,674	$174,885

NEXGEN STORAGE, INC.

Notes to Financial Statements

Note 4 - Long-Term Debt

During 2011 the Company entered into a loan agreement with a bank that was amended during 2012 to allow for term loan advances up to $3,500,000. The term loans require monthly interest only payments at prime plus 1% (4.25% at December 31, 2012) through June 2013. Beginning in June 2013 through May 2015, the loan requires equal monthly payments of the outstanding principal balance plus all accrued interest. The loan matures in May 2015, at which time all outstanding principal and accrued interest is due. The loan is subject to defined financial and reporting covenants and is collateralized by substantially all assets of the Company. As of December 31, 2012, the principal balance on the term loan is $3,500,000.

In conjunction with the loan agreement, the Company agreed to issue warrants to purchase 26,009 shares of the Company’s Series A preferred stock in 2011 and 44,000 shares of the Company’s common stock in 2012. The fair value of the Series A warrants of $16,071 was recorded as debt issuance costs and was included in other assets in the accompanying 2011 balance sheet as there was no balance on the loan as of December 31, 2011. In 2012, when the Company took an advance on the loan, the remaining Series A warrant debt issuance costs, as well as the value of the common stock warrants of $6,948, were reclassified and netted with the note payable balance and will be amortized as interest expense using the effective interest method through maturity. As of December 31, 2012 and 2011, the balance of the debt issuance costs was $13,822 and $13,010, respectively.

Maturities of long-term obligations are as follows:

Year Ending December 31,
2013	$990,341
2014	1,755,803
2015	753,856

$3,500,000

Note 5 - Income Taxes

The Company did not provide a current or deferred tax provision or benefit for any of the periods presented because it has experienced recurring operating losses. The Company has provided a full valuation allowance on the deferred tax asset, consisting primarily of the net operating loss, because of uncertainty regarding its realizability.

At December 31, 2012, the Company had net operating losses of approximately $11,000,000. Utilization of the net operating losses, which begin expiring in 2030, may be subject to certain limitations under Section 382 of the Internal Revenue Code of 1986, as amended.

NEXGEN STORAGE, INC.

Notes to Financial Statements

Note 6 - Commitments and Contingencies

Operating Leases

The Company leases facilities under non-cancelable operating leases. Rent expense for the years ended December 31, 2012 and 2011 was $132,433 and $21,561, respectively.

Future minimum lease payments under these leases are approximately as follows:

Year Ending December 31,
2013	$159,000
2014	165,000
2015	172,000
2016	178,000
2017	44,000

$718,000

Litigation

In the normal course of business, the Company is party to legal disputes from time to time. The Company believes that resolution of such disputes will not have a material adverse effect on the Company.

Note 7 - Letter of Credit

As of December 31, 2012, the Company has a letter of credit (“LOC”) of $238,321 outstanding issued in conjunction with an office lease. This LOC may be drawn upon by its holder in the event that the Company does not make its payments for the lease. In accordance with the LOC agreement, the Company must maintain a cash balance in a restricted account equal to the amount outstanding on the LOC.

Note 8 - Stockholders’ Equity

At December 31, 2012, the Company is authorized to issue 17,200,000 shares of common stock and 9,498,985 shares of Convertible Redeemable Preferred Stock. Both classes of stock have a $0.001 per share par value.

NEXGEN STORAGE, INC.

Notes to Financial Statements

Note 8 - Stockholders’ Equity (continued)

Convertible Redeemable Preferred Stock

At December 31, 2012 and 2011, 7,149,544 shares of the authorized Convertible Redeemable Preferred Stock are designated Series B Convertible Redeemable Preferred Stock (“Series B”). In November 2011, the Company issued 7,149,544 shares of Series B at $1.3987 per share. Issuance costs associated with the offering were $77,892, which have been netted against the proceeds in the accompanying financial statements. The Series B shares have a liquidation preference of $10,000,067 at December 31, 2012.

At December 31, 2012 and 2011, 2,323,432 shares of the authorized Convertible Redeemable Preferred Stock are designated Series A Convertible Redeemable Preferred Stock (“Series A”). During 2011 and 2010, the Company issued 820,715 and 1,502,717, respectively, shares of Series A at $0.8651 per share. Issuance costs associated with the offering were $33,767, which have been netted against the proceeds in the accompanying financial statements. The Series A shares have a liquidation preference of $2,010,001 at December 31, 2012.

The Series A and Series B are collectively referred to as “Series Preferred.”

Dividend Rights

Holders of Series Preferred, in preference to the holders of common stock, are entitled to receive cash dividends at the rate of 6% of the applicable original issue price per annum on each outstanding share. The dividends are payable only when, as, and if declared by the Board of Directors. Dividends on Series A are non-cumulative; dividends on Series B are cumulative but not compounding.

Voting Rights

Each holder of shares of the Series Preferred shall be entitled to the number of votes equal to the number of shares of common stock into which such shares of Series Preferred could be converted and generally shall vote together with the common stock.

For so long as at least 250,000 shares of Series Preferred remain outstanding (subject to adjustment for certain dilutive events), the vote or written consent of the holders of more than 50% of the outstanding Series Preferred shall be necessary for effecting or validating defined significant events.

For so long as any shares of Series B remain outstanding, the vote or written consent of the holders of more than 50% of the outstanding Series B Preferred is necessary for effecting or validating defined significant events.

NEXGEN STORAGE, INC.

Notes to Financial Statements

Note 8 - Stockholders’ Equity (continued)

Convertible Redeemable Preferred Stock (continued)

Liquidation Rights

In accordance with the articles of incorporation, upon any defined acquisition, liquidation, dissolution, or winding up of the Company, before any distribution or payment shall be made to the holders of common stock, the holders of Series Preferred shall be entitled to be paid out of the assets of the Company legally available for distribution for each share of Series Preferred held by them, an amount per share of Series Preferred equal to the applicable original issue price (as adjusted for certain dilutive events) plus all declared and unpaid dividends on the Series Preferred. If upon a liquidation event the assets of the Company are insufficient to make payment in full to all holders of Series Preferred of the liquidation preference, then such assets (or consideration) shall be distributed among the holders of Series Preferred then outstanding, ratably in proportion to the full amounts to which they would otherwise be respectively entitled. After the payment of the full liquidation preference of the Series Preferred, the remaining assets of the Company legally available for distribution, if any, shall be distributed ratably to the holders of the common stock and Series Preferred on an as-if-converted to common stock basis.

Redemption

If after five years from the Series B issuance date 50% of the Series Preferred holders give written demand for redemption, the Company shall redeem shares of redeeming holders by making three annual payments of 33.33% of the liquidation preference on the date of demand.

Conversion Rights

Each share of Series Preferred is convertible, at the option of the holder thereof, at any time after the date of issuance of such share, into common stock. The number of shares of common stock to which a holder of Series Preferred can convert is obtained by multiplying the conversion rate that is in effect by the number of shares of Series Preferred being converted. The conversion rate is determined by dividing the applicable original issue price by the applicable Series Preferred conversion price (initially the original purchase price, as adjusted for certain dilutive events).

Each share of Series Preferred will be automatically converted into shares of common stock (based on the then-effective Series Preferred conversion price) if there is an affirmative election of the holders of 66.66% of the outstanding shares of Series Preferred or immediately upon closing of a firmly underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering the offer and sale of common stock for the account of the Company in which the per share price to the public is at least four times the Series B original issue price and the gross cash proceeds to the Company (before underwriting discounts, commissions, and fees) are at least $30,000,000.

NEXGEN STORAGE, INC.

Notes to Financial Statements

Note 8 - Stockholders’ Equity (continued)

Stock Options

On December 21, 2010, the Company adopted the Equity Incentive Plan (the “Plan”), which was amended on November 14, 2011. Under the Plan, the Company is authorized to grant stock awards to employees, directors, and consultants of the Company and the affiliates for up to 2,660,000 shares. The option price and vesting terms are determined by the Board of Directors of the Company and evidenced in the award agreement extended to the employee. The options granted generally terminate ten years from the date of grant. As of December 31, 2012, approximately $200,000 remained to be expensed over the remaining vesting period.

The following table presents the activity for common stock options outstanding:

	Incentive Stock Options	Non-Qualified Stock Options	Weighted Average Exercise Price
Outstanding - December 31, 2010	—	—	$—
Granted	666,042	92,500	0.19
Forfeited/canceled	—	—	—
Exercised	—	—	—

Outstanding - December 31, 2011	666,042	92,500	0.19
Granted	1,639,258	71,850	0.24
Forfeited/canceled	(20,000)	—	0.22
Exercised	(6,562)	—	0.19

Outstanding - December 31, 2012	2,278,738	164,350	$0.22

The following table presents the composition of options outstanding and exercisable:

	Options Outstanding			Options Exercisable
Exercise Prices	Number	Price*	Life*	Number	Price*
$0.19	741,980	$0.19	8.47	373,862	$0.19
$0.24	1,701,108	0.24	9.38	204,141	0.24

Total - December 31, 2012	2,443,088	$0.22	9.10	578,003	$0.21

*	Price and Life reflect the weighted average exercise price and weighted average remaining contractual life, respectively.

NEXGEN STORAGE, INC.

Notes to Financial Statements

Note 8 - Stockholders’ Equity (continued)

Stock Options (continued)

The fair value of each option grant is estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted average assumptions used for the year ended December 31, 2012:

Approximate risk-free rate	1.00%
Average expected life	6 years
Dividend yield	— %
Volatility	73%
Estimated fair value of options granted	$0.14-$0.15

The Company has reduced the stock-based compensation expense for estimated forfeitures of 15% at December 31, 2012.

Warrants

In conjunction with the loan agreement (Note 4), the Company issued 26,009 Series A warrants in 2011. The warrants expire in April 2018 and are exercisable at $0.8651 per share. The warrants include a provision for, at the option of the holder, automatic conversion or redemption by the Company at the exercise price, upon certain defined events taking place. The Series A warrants are classified as liabilities on the balance sheet as the underlying stock has a contingent redemption feature. The value of these Series A warrants at December 31, 2012 and 2011 was $25,000 and $16,071, respectively. Additionally, in 2012, the Company issued 44,000 common stock warrants in conjunction with amending the loan agreement. The warrants expire in May 2019 and are exercisable at $0.24 per share. The common stock warrants include a provision for, at the option of the holder, automatic conversion or redemption by the Company at the exercise price, upon certain defined events taking place. The value of these equity classified common stock warrants at December 31, 2012 was $6,948. The value of the Series A and common stock warrants as of December 31, 2012 was calculated using the Black-Scholes pricing model with the following inputs: approximate risk-free rate of 1%, contractual life of 5-7 years, and volatility of 73%. As of December 31, 2012, none of the warrants have been exercised.

Note 9 - Employee Benefit Plan

The Company has a Section 401(k) profit sharing plan (the “401(k) Plan”) available to employees who meet the eligibility requirements of the 401(k) Plan documents. During the years ended December 31, 2012 and 2011, the Company contributed $45,886 and $6,890, respectively, to the 401(k) Plan.

Note 10 - Subsequent Events

The Company has evaluated all subsequent events through the auditors’ report date, which is the date the financial statements were available for issuance.